UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 11, 2010
WATSON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-13305	95-3872914
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

311 Bonnie Circle
Corona, California	92880
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (951) 493-5300
(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1
EX-5.1

Item 8.01. Other Events.
     On November 11, 2010, Watson Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (the “Underwriter”) and Quiver Inc., a British Virgin Islands limited liability company and a stockholder of the Company (the “Selling Stockholder”), pursuant to which the Selling Stockholder agreed to sell to the Underwriter 10,537,755 shares of common stock, par value $0.0033 per share of the Company at a price of $49.58 per share. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The offering closed on November 17, 2010. The Company will not receive any of the proceeds from this offering.
     The offering was registered under an effective Registration Statement on Form S-3 (Registration No. 333-161404) and a related prospectus supplement, each filed with the Securities and Exchange Commission. The descriptions of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement by and among the Company, Quiver Inc. and J.P. Morgan Securities LLC, dated November 11, 2010.

5.1	Opinion of Greenberg Traurig, LLP, dated November 17, 2010.

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2010	WATSON PHARMACEUTICALS, INC.
	By:	/s/ David A. Buchen
		Name:	David A. Buchen
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement by and among the Company, Quiver Inc. and J.P. Morgan Securities LLC, dated November 11, 2010

5.1	Opinion of Greenberg Traurig, LLP, dated November 17, 2010

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)